Exhibit 10.40

COMMERCE ONE OPERATIONS, INC.
PROMISSORY NOTE

$2,039,056	San Francisco, California December 31, 2003

FOR VALUE RECEIVED the undersigned, Commerce One Operations, Inc., a Delaware corporation, and Commerce One, Inc., a Delaware corporation (jointly and severally, the "Payor"), hereby promises to pay to the order of PeopleSoft, Inc., a Delaware corporation, (the "Lender") the sum of Two Million Thirty Nine Thousand and Fifty Six Dollars ($2,039,056) ("Principal") without interest except as herein provided. The Principal shall be due in a single payment on February 22, 2005 or on such earlier date as the Principal may become due and payable by the terms of this Note (the "Maturity Date").

The Principal shall be paid in the lawful currency of the United States of America at such address as Lender may designate or, in the absence of such designation, at the address provided below for notice to Lender. This Promissory Note ("Note") may be prepaid, without penalty, in whole or in part, at any time. All payments made hereunder shall be first applied to reduce the Principal on this Note.

Each of the following events, acts, occurrences or conditions shall constitute an event of default ("Event of Default") under this Note:

(a) Payor shall fail to pay any amounts owed pursuant to this Note on or before the Maturity Date.

(b) Payor shall fail to perform or observe any other material agreement, covenant or obligation arising under this Note.

(c) Payor shall be in default under any other collateral obligation for repayment of borrowed money from a bank or other financial institution and such default shall continue beyond any applicable notice and cure period.

(d) (i) Payor shall commence a voluntary case concerning itself under the Bankruptcy Code; (ii) an involuntary case is commenced against Payor and the petition is not controverted within fifteen (15) days or if timely controverted is not dismissed within thirty (30) days, after commencement of the case; (iii) a custodian (as defined in the Bankruptcy Code) or receiver is appointed for, or takes charge of, all or substantially all of the property of Payor, or Payor commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Payor, or there is commenced against Payor any such proceeding which remains active for a period of sixty (60) days; (iv) an order of relief or other order approving any such case or proceeding is entered; (v) Payor is adjudicated insolvent or bankrupt; (vi) Payor suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of thirty (30) days; (vii) Payor makes a general assignment for the benefit of creditors; or (viii) Payor shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing.

Upon the occurrence of any Event of Default, all accrued Principal due under this Note shall become immediately due and payable, without necessity of prior notice or demand. If this Note is not paid in full on the Maturity Date, or on such earlier date as all accrued Principal shall become due and payable, interest thereafter shall accrued at a rate of ten percent (10%) simple interest per annum.

Payor shall pay to Lender all reasonable costs and expenses, including, without limitation, the fees and expenses of counsel and court costs, incurred in connection with any Event of Default or the enforcement by the Lender of any of its rights or remedies with respect this Note.

Any written notice hereunder shall be delivered to the Parties as follows:

Notice to Commerce One:

Commerce One Operations, Inc.
Attn. General Counsel (w/copy to Chief Financial Officer)
One Market Street, Steuart Tower, Suite 1300
San Francisco, CA 94105

Notices to PeopleSoft:

PeopleSoft, Inc.
One Technology Way
Denver, CO 80237
Attn: Vice President, Real Estate and Workplace Services

with a copy to:

PeopleSoft, Inc.
4460 Hacienda Drive
Pleasanton, CA 94588-8018
Attn: General Counsel

Payor waives presentment, demand for payment, notice of nonpayment and all other defenses to the enforcement of this Note other than prior payment.

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This Note shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions of the State of California or any other state. If any provision hereof is found to be invalid or unenforceable by a court of competent jurisdiction, the invalidity thereof shall not affect the enforceability of the remaining provisions of this Note.

COMMERCE ONE OPERATIONS, INC.

By: /s/ Charles D. Boynton

Name: Charles D. Boynton

Title: Chief Financial Officer

COMMERCE ONE, INC.

By: /s/ Charles D. Boynton

Name: Charles D. Boynton

Title: Chief Financial Officer